EXHIBIT 99.1

Zion Oil Purchases Drill Pipe for the Ma'anit-Rehoboth #2 well

DALLAS & CAESAREA, Israel - December 16, 2008 - Zion Oil & Gas, Inc. (NYSE Alternext US: ZN) announced today that it has contracted for the drill pipe to be used in drilling Zion’s upcoming Ma’anit-Rehoboth #2 well.

The cost of the drill pipe, which is now being prepared for shipment, is estimated at approximately USD 1,135,000. Zion will recover the amount it pays for the drill pipe by a reduction in the payments that it will remit to Aladdin Middle East Ltd (AME) under the Drilling Contract dated September 12, 2008. Zion and AME have recently amended the Drilling Contract to provide for the purchase by Zion of the drill pipe. Under the terms of the Drilling Contract, AME committed to provide a completely refurbished and updated 2,000 horsepower rig and crews to drill Zion’s upcoming Ma’anit-Rehoboth #2 well ‘directionally’ to below 18,000 feet.

The refurbished drilling rig is now being taken apart and packed into custom-made containers in Ankara, Turkey. AME expects to complete the rig crew workers' permitting process soon and is now actively seeking suitable freight ship availability in order to ship the rig from Turkey to Israel in January 2009.

As detailed in its registration statement, Zion is raising funds in order to pursue its planned multi-well drilling program. Depending on actual amounts raised, Zion intends to carry out the following work program: drill Zion’s second well, on Zion’s Joseph License, to the Triassic Formation (down to a depth of 15,400 feet) and/or to the Permian Formation (down to a depth of 18,040 feet), drill a test well on Zion’s Asher-Menashe License to the Triassic Formation and, if appropriate, the Permian Formation and prepare for the drilling of an additional well on either its Joseph or Asher-Menashe License.

Zion’s common stock trades on the NYSE Alternext US under the symbol ZN.

Before you invest, for more complete information about Zion Oil & Gas and its offering, you should read Zion’s registration statement (including a prospectus) together with the other documents Zion has filed with the SEC. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas or its underwriter, Brockington Securities, Inc, will arrange to send you the prospectus if you request it by calling toll free 1-888-TX1-ZION (1-888-891-9466). Direct links to the SEC location, or to the documents in PDF, may be found on the home page of Zion Oil & Gas, at www.zionoil.com

Zion Oil & Gas, Inc., a Delaware corporation, explores for oil and gas in Israel in areas located onshore between Tel-Aviv and Haifa. It currently holds two petroleum exploration licenses, the Joseph and Asher-Menashe Licenses, between Netanya on the south and Haifa on the north, covering a total of approximately 162,000 acres.

FORWARD LOOKING STATEMENTS: Statements in this press release that are not historical fact, including statements regarding Zion’s planned operations, potential results thereof and plans contingent thereon, including the importation of a drilling rig into Israel, the granting of various required permits, the selection of potential drilling targets and locations, and the procurement of suitable drill pipe, are forward-looking statements as defined in the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas or its underwriter will arrange to send you the prospectus if you request it by calling toll free 1-888-TX1-ZION (1-888-891-9466). Direct links to the SEC location, or to the documents in PDF, may be found on the home page of Zion Oil & Gas. Inc., at www.zionoil.com.

Contact:
Zion Oil & Gas, Inc.
Brittany Russell
1-214-221-4610
dallas@zionoil.com